Exhibit No. 99.1

Regis Corporation Reports Operating Profit for the First Time in 16 Quarters

MINNEAPOLIS, November 1, 2022 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today announced financial results for the first fiscal quarter ended September 30, 2022.
Financial Highlights:
First quarter 2023 compared to first quarter 2022:
•System-wide same-store sales increased 4.5% in the quarter.
•Operating profit improved $7.4 million to $2.5 million, from an operating loss of $4.9 million. The last time Regis reported positive operating profit was September 30, 2018.
•Positive EBITDA of $6.6 million compared to a loss of $5.6 million; adjusted EBITDA was $3.8 million compared to a loss of $5.0 million.
•Franchise EBITDA was $7.9 million compared to a loss of $5.0 million; adjusted Franchise EBITDA of $5.0 million compared to a loss of $3.5 million, and was positive for the fourth quarter in a row.
•Net income of $1.5 million improved $11.9 million from a loss of $10.4 million; adjusted net loss of $1.1 million, a significant improvement compared to a $9.3 million loss.
•Successfully renegotiated debt including amendment to our credit agreement and extension of the maturity date from March 2023 to August 2025.
Matthew Doctor, Regis Corporation’s President and Chief Executive Officer, commented: “We began the year positively delivering growth in key operating metrics that demonstrate further progress on our strategy. To this end, system-wide same stores sales grew 4.5%, our adjusted EBITDA continued to increase, and we saw a $7.4 million improvement in operating profit reflecting our successful transformation to a franchise business. Our priorities in the year ahead are to build upon the work we've done to improve our operating platform and to provide our franchisees with the tools required to profitably drive sales and productivity at the salon level. The year will see us invest in marketing activities to increase customer traffic and intensify our stylist recruitment and education efforts. This, along with the continued discipline from which we operate, is expected to allow us to deliver continuous improvement in operating performance, improved liquidity, and generate increased value for our stakeholders.”

First Quarter Fiscal Year 2023 Consolidated Results

	Three Months Ended September 30,
(Dollars in millions)	2022	2021

Consolidated revenue	$61.9	$76.8
System-wide revenue (1)	316.0	316.3

System-wide same-store sales comps	4.5%	23.2%

Operating income (loss)	$2.5	$(4.9)
Loss from continuing operations	(1.8)	(9.3)
Diluted loss per share from continuing operations	(0.04)	(0.25)
Income (loss) from discontinued operations	3.3	(1.1)
Net income (loss)	1.5	(10.4)
Diluted net income (loss) per share	0.03	(0.28)
EBITDA (2)	6.6	(5.6)

As adjusted (2)
Operating income (loss), as adjusted	$3.3	$(5.0)
Loss from continuing operations, as adjusted	(1.1)	(9.3)
Diluted loss per share from continuing operations, as adjusted	(0.02)	(0.25)
Net loss, as adjusted	(1.1)	(9.3)
Diluted net loss per share, as adjusted	(0.02)	(0.25)
EBITDA, as adjusted	3.8	(5.0)
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

Revenue
Total revenue in the first quarter of $61.9 million decreased $14.9 million, driven primarily by exiting company-owned salons that generated significant revenue, but were loss generating and exiting product sales. Partially offsetting the decline in revenue was an increase in royalty revenue due to higher average royalty rates.
Adjusted EBITDA
First quarter adjusted EBITDA of $3.8 million improved $8.8 million, versus an adjusted EBITDA loss of $5.0 million in the same period last year. The improvement was driven by an increase in average royalty revenues; lower general and administrative expense; and the wind down of loss-generating company-owned salons during the last twelve months.

Net Income from Continuing Operations
Regis reported a first quarter 2023 net loss from continuing operations of $1.8 million, or $0.04 loss per diluted share, compared to a net loss from continuing operations of $9.3 million, or $0.25 loss per diluted share, in the first quarter 2022. The year-over-year improvement in net loss from continuing operations was driven primarily by an increase in average royalty revenues; lower general and administrative expense; and the Company winding down loss-generating company-owned salons during the last twelve months.
Net Income
The Company reported a first quarter 2023 net income of $1.5 million, or $0.03 per diluted share, compared to a net loss of $10.4 million, or $0.28 loss per diluted share for the same period last year. The net income in the quarter was driven by the gain from discontinued operations of $3.3 million in the quarter. The net income improved year-over-year due to the gain from discontinued operations, higher average royalty revenues and lower general and administrative expense.

First Quarter Fiscal Year 2023 Segment Results
Franchise

	Three Months Ended September 30,		Increase (Decrease)

(Dollars in millions) (1)	2022	2021

Royalties	$17.2	$16.6	$0.6
Fees	2.6	2.3	0.3
Product sales to franchisees	0.4	8.0	(7.6)
Advertising fund contributions	8.3	8.1	0.2
Franchise rental income	30.3	33.8	(3.5)
Total Franchise revenue	$58.8	$68.8	$(10.0)

Franchise same-store sales comps	4.6%	23.7%

EBITDA, as adjusted	$5.0	$(3.5)	$8.5
as a percent of revenue	8.5%	(5.0)%
as a percent of adjusted revenue (2)	24.7%	(12.9)%

Total Franchise salons	5,323	5,587	(264)
as a percent of total Franchise and Company-owned salons	98.2%	96.9%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

Franchise Revenue
First quarter Franchise revenue was $58.8 million, a $10.0 million, or 14.5% decrease compared to the prior year quarter. Royalties were $17.2 million, a $0.6 million, or 3.6% increase, versus the same period last year. The increase in royalties is due to higher average royalty rates, partially offset by a decrease in franchise salon count. Product sales to franchisees of $0.4 million decreased $7.6 million, or 95.0%, as a result of the transition out of the wholesale product business.
Adjusted EBITDA
Franchise adjusted EBITDA of $5.0 million improved $8.5 million year-over-year primarily due to an increase in average royalty revenues and a decrease in general and administrative expense.

Company-Owned Salons

	Three Months Ended September 30,		(Decrease) Increase

(Dollars in millions) (1)	2022	2021

Total Company-owned salon revenue	$3.1	$8.0	$(4.9)
Company-owned same-store sales comps	(3.5)%	6.5%

EBITDA, as adjusted	$(1.2)	$(1.6)	$0.4
as a percent of revenue	(38.7)%	(19.4)%

Total Company-owned salons	95	179	(84)
as a percent of total Franchise and Company-owned salons	1.8%	3.1%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
First quarter revenue for the Company-owned salon segment decreased $4.9 million, versus the prior year to $3.1 million. The year-over-year decline in revenue was expected and driven by 30 salons converted to the Company's franchise portfolio over the past 12 months and the closure of 54 unprofitable salons over the past 12 months.
Company-Owned Salon Adjusted EBITDA
First quarter adjusted EBITDA loss improved $0.4 million, or 25.0%, driven primarily by closure of unprofitable salons.

Balance Sheet and Cash Flow
The Company ended the first quarter with $9.5 million in cash and cash equivalents, $180.6 million in outstanding borrowings and total liquidity of $47.8 million. Net cash used in operating activities totaled $5.1 million, an improvement of $7.2 million from prior year. Cash used in operations includes the annual bonus payment.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing first quarter results today, November 1, 2022, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the haircare industry. As of September 30, 2022, the Company franchised, owned or held ownership interests in 5,494 locations worldwide. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the COVID-19 pandemic, including any adverse impact from variants; consumer shopping trends and changes in manufacturer distribution channels; changes in regulatory and statutory laws including increases in minimum wages; laws and regulations could require us to modify current business practices and incur increased costs; changes in economic conditions; changes in consumer tastes, fashion trends and consumer spending patterns; compliance with New York Stock Exchange listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; the return of sales at franchise locations to pre-pandemic levels; new merchandising strategy that utilizes third-party preferred supplier arrangements; our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; the successful migration of our franchisees to the Zenoti salon technology platform; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; failure to standardize operating processes across brands; exposure to uninsured or unidentified risks; the effectiveness of our enterprise risk management program; compliance with covenants in our financing arrangement, access to the existing revolving credit facility, and we may face an accelerated obligation to repay our indebtedness; our capital investments in technology may not achieve appropriate returns; premature termination of agreements with our franchisees; financial performance of Empire Education Group, Inc.; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; the ability to use U.S. net operating loss carryforwards; potential litigation and other legal or regulatory proceedings could have an adverse effect on our business; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	September 30, 2022	June 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$9,505	$17,041
Receivables, net	12,999	14,531
Inventories, net	5,127	3,109
Other current assets	15,730	13,984
Total current assets	43,361	48,665

Property and equipment, net	12,070	12,835
Goodwill	173,057	174,360
Other intangibles, net	2,975	3,226
Right of use asset	461,579	493,749
Other assets	28,976	36,465
Total assets	$722,018	$769,300

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$16,080	$15,860
Accrued expenses	28,980	33,784
Short-term lease liability	98,270	103,196
Total current liabilities	143,330	152,840

Long-term debt, net	171,879	179,994
Long-term lease liability	379,915	408,445
Other non-current liabilities	56,754	58,974
Total liabilities	751,878	800,253
Commitments and contingencies
Shareholders' deficit:
Common stock, $0.05 par value; issued and outstanding 45,536,525 and 45,510,245 common shares at September 30, 2022 and June 30, 2022, respectively	2,277	2,276
Additional paid-in capital	63,044	62,562
Accumulated other comprehensive income	8,597	9,455
Accumulated deficit	(103,778)	(105,246)
Total shareholders' deficit	(29,860)	(30,953)
Total liabilities and shareholders' deficit	$722,018	$769,300
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three Months Ended September 30, 2022 And 2021
(Dollars and shares in thousands, except per share data)

	Three Months Ended September 30,
	2022	2021

Revenues:
Royalties	$17,180	$16,602
Fees	2,553	2,327
Product sales to franchisees	443	8,008
Advertising fund contributions	8,251	8,114
Franchise rental income	30,330	33,762
Company-owned salon revenue	3,114	8,005
Total revenue	61,871	76,818
Operating expenses:
Cost of product sales to franchisees	470	7,648
General and administrative	14,361	20,784
Rent	1,753	1,747
Advertising fund expense	8,251	8,114
Franchise rent expense	30,330	33,762
Company-owned salon expense (1)	2,985	7,945
Depreciation and amortization	1,251	1,539
Long-lived asset impairment	—	163
Total operating expenses	59,401	81,702

Operating income (loss)	2,470	(4,884)

Other expense:
Interest expense	(3,817)	(3,127)
Loss from sale of salon assets to franchisees, net	—	(1,080)
Other, net	(463)	(239)

Loss from operations before income taxes	(1,810)	(9,330)

Income tax (expense) benefit	(28)	48

Loss from continuing operations	(1,838)	(9,282)

Income (loss) from discontinued operations	3,306	(1,096)

Net income (loss)	$1,468	$(10,378)

Net income (loss) per share:
Basic and diluted:
Loss from continuing operations	$(0.04)	$(0.25)
Income (loss) from discontinued operations	0.07	(0.03)
Net income (loss) per share, basic and diluted (2)	$0.03	$(0.28)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	46,054	36,850
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(1)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For The Three Months Ended September 30, 2022 And 2021
(Dollars in thousands)

	Three Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net income (loss)	$1,468	$(10,378)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Gain from sale of OSP	(3,927)	—
Depreciation and amortization	1,035	1,574
Long-lived asset impairment	—	163
Deferred income taxes	28	(258)
Loss from sale of salon assets to franchisees, net	—	1,080
Stock-based compensation	531	1,678
Amortization of debt discount and financing costs	648	460
Other non-cash items affecting earnings	481	232
Changes in operating assets and liabilities, excluding the effects of asset sales	(5,321)	(6,805)
Net cash used in operating activities	(5,057)	(12,254)

Cash flows from investing activities:
Capital expenditures	(184)	(1,524)
Net proceeds from sale of OSP	3,500	—
Net cash provided by (used in) investing activities	3,316	(1,524)

Cash flows from financing activities:
Borrowings on credit facility	6,357	10,000
Repayments of long-term debt	(5,801)	(1,106)
Debt refinancing fees	(4,341)	—
Proceeds from issuance of common stock, net of offering costs	—	32,193
Taxes paid for shares withheld	(13)	(255)
Net cash (used in) provided by financing activities	(3,798)	40,832

Effect of exchange rate changes on cash and cash equivalents	(166)	(148)

(Decrease) increase in cash, cash equivalents, and restricted cash	(5,705)	26,906

Cash, cash equivalents and restricted cash:
Beginning of period	27,464	29,152
End of period	$21,759	$56,058
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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	September 30, 2022			September 30, 2021
	Service	Retail	Total	Service	Retail	Total

Supercuts	9.7%	(8.0)%	8.9%	32.6%	(1.5)%	30.5%
SmartStyle	1.0	(18.7)	(3.2)	22.6	0.2	17.0
Portfolio Brands	5.1	(10.1)	3.6	20.9	0.9	18.5
Total	6.6%	(13.8)%	4.5%	26.7%	—%	23.2%
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(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	September 30, 2022	June 30, 2022

FRANCHISE SALONS:
Supercuts	2,233	2,264
SmartStyle/Cost Cutters in Walmart Stores	1,625	1,646
Portfolio Brands	1,325	1,344
Total North American salons	5,183	5,254
Total International Salons (1)	140	141
Total Franchise Salons	5,323	5,395
as a percent of total Franchise and Company-owned salons	98.2%	98.1%

COMPANY-OWNED SALONS:
Supercuts	15	18
SmartStyle/Cost Cutters in Walmart Stores	49	49
Portfolio Brands	31	38
Total Company-owned salons	95	105
as a percent of total Franchise and Company-owned salons	1.8%	1.9%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	76	76

Grand Total, System-wide	5,494	5,576
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(1)Canadian and Puerto Rican salons are included in the North American salon totals.
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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating income (loss), net loss, net loss per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
Non-GAAP reconciling items for the three months ended September 30, 2022 and 2021:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance. The following items have been excluded from our non-GAAP results:
•Distribution center wind down fees ("Distribution center fees")
•Professional fees and settlements
•Severance
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease liability benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligation
•Long-lived asset impairment
•Discontinued operations
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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating income (loss) and U.S. GAAP net income (loss) to equivalent non-GAAP measures

		Three Months Ended September 30,
	U.S. GAAP financial line item	2022	2021

U.S. GAAP revenue		$61,871	$76,818

U.S. GAAP operating income (loss)		$2,470	$(4,884)

Non-GAAP operating expense adjustments (1)
Distribution center fees	General and administrative	—	229
Professional fees and settlements	General and administrative	708	128
Severance	General and administrative	2	176
Lease liability benefit	Rent	(602)	(2,431)
Lease termination fees	Rent	458	1,340
Real estate fees	Rent	—	40
Asset retirement obligation	Depreciation and amortization	216	287
Long-lived asset impairment	Long-lived asset impairment	—	163
Total non-GAAP operating expense adjustments		782	(68)

Non-GAAP operating income (loss) (1)		$3,252	$(4,952)

U.S. GAAP net income (loss)		$1,468	$(10,378)

Non-GAAP net loss adjustments:
Non-GAAP operating expense adjustments		782	(68)
Income tax impact on Non-GAAP adjustments (2)	Income taxes	—	1
Discontinued operations	(Income) loss from discontinued operations	(3,306)	1,096
Total non-GAAP net loss adjustments		(2,524)	1,029
Non-GAAP net loss		$(1,056)	$(9,349)
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(1)Adjusted operating margins for the three months ended September 30, 2022 and 2021 were 5.3% and (6.4)%, respectively, and are calculated as non-GAAP operating income (loss) divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 0% and 1%, respectively, for the three months ended September 30, 2022 and 2021 for all non-GAAP operating expense adjustments.
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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net income (loss) per diluted share to non-GAAP net loss per diluted share

	Three Months Ended September 30,
	2022	2021

U.S. GAAP net income (loss) per diluted share	$0.032	$(0.282)
Distribution center fees (1)	—	0.006
Professional fees and settlements (1)	0.015	0.003
Severance (1)	—	0.005
Lease liability benefit (1)	(0.013)	(0.065)
Lease termination fees (1)	0.010	0.036
Real estate fees (1)	—	0.001
Asset retirement obligation (1)	0.005	0.008
Long-lived asset impairment (1)	—	0.004
Discontinued operations	(0.072)	0.030
Non-GAAP net loss per diluted share (2)	$(0.023)	$(0.254)
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 0% for the three months ended September 30, 2022 and 1% for the three months ended September 30, 2021 for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Income (Loss) To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three months ended September 30, 2022 and 2021, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended September 30, 2022
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$3,063	$(1,595)	$1,468
Interest expense, as reported	3,817	—	3,817
Income taxes, as reported	28	—	28
Depreciation and amortization, as reported	950	301	1,251
EBITDA (as defined above)	$7,858	$(1,294)	$6,564

Professional fees and settlements	708	—	708
Severance	(46)	48	2
Lease liability benefit	(305)	(297)	(602)
Lease termination fees	84	374	458
Discontinued operations	(3,306)	—	(3,306)
Adjusted EBITDA, non-GAAP financial measure	$4,993	$(1,169)	$3,824

	Three Months Ended September 30, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(9,357)	$(1,021)	$(10,378)
Interest expense, as reported	3,127	—	3,127
Income taxes, as reported	(48)	—	(48)
Depreciation and amortization, as reported	1,293	246	1,539
Long-lived asset impairment, as reported	—	163	163
EBITDA (as defined above)	$(4,985)	$(612)	$(5,597)

Distribution center fees	229	—	229
Professional fees and settlements	128	—	128
Severance	176	—	176
Lease liability benefit	(86)	(2,345)	(2,431)
Lease termination fees	(21)	1,361	1,340
Real estate fees	—	40	40
Discontinued operations	1,096	—	1,096
Adjusted EBITDA, non-GAAP financial measure	$(3,463)	$(1,556)	$(5,019)
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(1)Consolidated EBITDA margins for the three months ended September 30, 2022 and 2021 were 10.6% and (7.3)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended September 30, 2022 and 2021 were 6.2% and (6.5)%, respectively, and are calculated as adjusted EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period.
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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2022	2021

As Adjusted EBITDA	$4,993	$(3,463)
U.S. GAAP revenue	58,757	68,813
As Adjusted EBITDA as a % of U.S. GAAP revenue (1)	8.5%	(5.0)%
Non-margin revenue adjustments:
Franchise rental income	$(30,330)	$(33,762)
Advertising fund contributions	(8,251)	(8,114)
Adjusted revenue	20,176	26,937
As Adjusted EBITDA as a percent of adjusted revenue (1)	24.7%	(12.9)%
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(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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